EXHIBIT 10.1

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

This is an Assignment, Assumption and Recognition Agreement (this “AAR Agreement”) made as of October 29, 2004 (the “Closing Date”), among EMC Mortgage Corporation, (the “Assignor”), HomeBanc Mortgage Trust 2004-2, as issuer (the “Assignee”), HMB Acceptance Corp. (the “Company”) and HomeBanc Corp. (the “Servicer”).

In consideration of the mutual promises contained herein the parties hereto agree that the residential mortgage loans (the “Assigned Loans”) listed on Attachment 1 annexed hereto (the “Assigned Loan Schedule”) purchased by Assignor from Company pursuant to the Purchase, Warranties and Servicing Agreement, dated as of July 1, 2004, among the Assignor, the Servicer and the Company (the “Agreement”), and sub-serviced by HomeBanc Mortgage Corporation, shall be subject to the terms of this AAR Agreement. Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Agreement.

Assignment and Assumption

1. Assignor hereby grants, transfers and assigns to Assignee all of the right, title and interest of Assignor in the Assigned Loans and, as they relate to the Assigned Loans, all of its right, title and interest in, to and under the Agreement. Assignor specifically reserves and does not assign to Assignee any right, title and interest in, to or under any Mortgage Loans subject to the Agreement other than the Assigned Loans. Notwithstanding anything to the contrary contained herein, the Assignor specifically reserves and does not assign to the Assignee any right, title and interest in, to or under the representations and warranties contained in Section 3.01 and Section 3.02 of the Agreement and the Assignor is retaining the right to enforce the representations and warranties set forth in those sections against the Company. Except as is otherwise expressly provided herein, the Assignor makes no representations, warranties or covenants to the Assignee and the Assignee acknowledges that the Assignor has no obligations to the Assignee under the terms of the Agreements or otherwise relating to the transaction contemplated herein (including, but not limited to, any obligation to indemnify the Assignee). In addition, the Assignor specifically reserves and does not assign to the Assignee any right, title and interest in, to or under Section 2.09 of the Agreement and the Assignor is retaining the right to enforce such section against the Company.

Representations; Warranties and Covenants

2. Assignor warrants and represents to Assignee, Company and Servicer as of the date hereof:

a.	Attached hereto as Attachment 2 is a true and accurate copy of the Agreement, which agreement is in full force and effect as of the date hereof and the provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

b.	Assignor was the lawful owner of the Assigned Loans with full right to transfer the Assigned Loans and any and all of its interests, rights and obligations under the Agreement as it relates to the Assigned Loans, free and clear of any and all liens, claims and encumbrances; and upon the transfer of the Assigned Loans to Assignee as contemplated herein, Assignee shall have good title to each and every Assigned Loan, as well as any and all of Assignor’s interests, rights and obligations under the Agreement as it relates to the Assigned Loans, other than Assignor’s right, title and interest in, to or under the representations and warranties contained in Section 3.01 and Section 3.02, and the Assignor’s rights under Section 2.09, of the Agreement, free and clear of any and all liens, claims and encumbrances;

c.	Assignor has not received notice of, and has no knowledge of, any offsets, counterclaims or other defenses available to Company or Servicer with respect to the Assigned Loans or the Agreement;

d.	Assignor has not waived or agreed to any waiver under, or agreed to any amendment or other modifications of, the Agreement. Assignor has no knowledge of, and has not received notice of, any waivers under or any amendments or other modifications of, or assignment of rights or obligations under the Agreement;

e.	Assignor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, and has all requisite power and authority to acquire, own and sell the Assigned Loans;

f.

Assignor has full power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of Assignor’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignor’s charter or by-laws or any legal restriction, or any material agreement or instrument to which Assignor is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignor or its property is subject. The execution, delivery and performance by Assignor of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of Assignor. This AAR Agreement has been duly executed and delivered by Assignor and, upon the due authorization, execution and delivery by Assignee, Company and Servicer, will constitute the valid and legally binding obligation of Assignor enforceable against Assignor in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

g.	No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignor in connection with the execution, delivery or performance by Assignor of this AAR Agreement, or the consummation by it of the transactions contemplated hereby. Neither Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Assigned Loans or any interest in the Assigned Loans, or solicited any offer to buy or accept transfer, pledge or other disposition of the Assigned Loans, or any interest in the Assigned Loans, or otherwise approached or negotiated with respect to the Assigned Loans, or any interest in the Assigned Loans, with any Person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Assigned Loans under the Securities Act of 1933, as amended (the “1933 Act”) or which would render the disposition of the Assigned Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto;

h.	There is no action, suit, proceeding, investigation or litigation pending or, to Assignor’s knowledge, threatened, which either in any instance or in the aggregate, if determined adversely to Assignor, would adversely affect Assignor’s execution or delivery of, or the enforceability of, this AAR Agreement, or the Assignor’s ability to perform its obligations under this AAR Agreement; and

i.	Assignor has received from Company and Servicer, and has delivered to Assignee, all documents required to be delivered to Assignor by Company and Servicer prior to the date hereof pursuant to Section 2.07 of the Agreement with respect to the Assigned Loans.

3. Assignee warrants and represents to, and covenants with, Assignor, Company and Servicer as of the date hereof:

a.	Assignee is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to hold the Assigned Loans on behalf of the holders of HomeBanc Mortgage Trust 2004-2, Mortgage-Backed Notes, Series 2004-2;

b.

Assignee has full power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of Assignee’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignee’s organizational documents or any legal restriction, or any material agreement or instrument to which Assignee is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignee or its property is subject. The execution, delivery and performance by Assignee of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of Assignee. This AAR Agreement has been duly executed and delivered by Assignee and, upon the due authorization, execution and delivery by Assignor, Servicer and Company, will constitute the valid and legally binding obligation of Assignee enforceable against Assignee in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

c.	No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignee in connection with the execution, delivery or performance by Assignee of this AAR Agreement, or the consummation by it of the transactions contemplated hereby;

d.	There is no action, suit, proceeding, investigation or litigation pending or, to Assignee’s knowledge, threatened, which either in any instance or in the aggregate, if determined adversely to Assignee, would adversely affect Assignee’s execution or delivery of, or the enforceability of, this AAR Agreement, or the Assignee’s ability to perform its obligations under this AAR Agreement;

e.	The Assignee assumes for the benefit of each of the Assignor, Servicer and the Company all of the Assignor’s rights as Purchaser under the Agreement, other than the Assignor’s right, title and interest in, to or under the representations and warranties contained in Section 3.01 and Section 3.02, and the Assignor’s rights under Section 2.09, but solely with respect to the Assigned Loans.

4. Company warrants and represents to, and covenants with, Assignor and Assignee as of the date hereof:

a.	Attached hereto as Attachment 2 is a true and accurate copy of the Agreement, which agreement is in full force and effect as of the date hereof and the provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

b.	Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to perform its obligations under the Agreement;

c.	Company has full corporate power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of Company’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Company’s charter or by-laws or any legal restriction, or any material agreement or instrument to which Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree which violation would have a material adverse effect on Company or its property or the consummation of the transactions contemplated by this AAR. The execution, delivery and performance by Company of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Company. This AAR Agreement has been duly executed and delivered by Company, and, upon the due authorization, execution and delivery by Assignor, Assignee and Servicer, will constitute the valid and legally binding obligation of Company, enforceable against Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

d.	No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Company in connection with the execution, delivery or performance by Company of this AAR Agreement, or the consummation by it of the transactions contemplated hereby;

e.	Neither this AAR Agreement nor any certification, statement, report or other agreement, document or instrument furnished or to be furnished by the Company pursuant to this AAR Agreement contains or will contain any materially untrue statement of fact or omits or will omit to state a fact necessary to make the statements contained therein not misleading; and

f.	No event has occurred from the applicable Closing Date to the date hereof which would render the representations and warranties as to the related Mortgage Loans made by the Company in Section 3.01 and Section 3.02 of the Agreement to be untrue in any material respect.

5. Servicer warrants and represents to, and covenants with, Assignor and Assignee as of the date hereof:

a.	Attached hereto as Attachment 2 is a true and accurate copy of the Agreement, which agreement is in full force and effect as of the date hereof and the provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

b.	Servicer is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to service the Assigned Loans and otherwise to perform its obligations under the Agreement;

c.	Servicer has full corporate power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of Servicer’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Servicer’s charter or by-laws or any legal restriction, or any material agreement or instrument to which Servicer is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree which violation would have a material adverse effect on Servicer or its property or the consummation of the transactions contemplated by this AAR. The execution, delivery and performance by Servicer of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Servicer. This AAR Agreement has been duly executed and delivered by Servicer, and, upon the due authorization, execution and delivery by Assignor, Assignee and Company, will constitute the valid and legally binding obligation of Servicer, enforceable against Servicer in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

d.	No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Servicer in connection with the execution, delivery or performance by Servicer of this AAR Agreement, or the consummation by it of the transactions contemplated hereby;

e.	Neither this AAR Agreement nor any certification, statement, report or other agreement, document or instrument furnished or to be furnished by the Servicer pursuant to this AAR Agreement contains or will contain any materially untrue statement of fact or omits or will omit to state a fact necessary to make the statements contained therein not misleading; and

f.	Servicer shall establish a Custodial Account and an Escrow Account under the Agreement in favor of Assignee with respect to the Assigned Loans separate from the Custodial Account and the Escrow Account previously established under the Agreement in favor of Assignor.

Recognition of Assignee

6. From and after the date hereof, Company and Servicer shall recognize Assignee as owner of the Assigned Loans and Servicer will service, or cause to be serviced, the Assigned Loans for Assignee as if Assignee and Servicer had entered into a separate servicing agreement for the servicing of the Assigned Loans in the form of the Agreement (as modified herein), the terms of which are incorporated herein by reference. Each of the Company and the Servicer acknowledges and consents to (i) the assignment by the Assignor to the Assignee of all of the Assignor’s rights against the Company and the Servicer pursuant to the Agreement and to the enforcement or exercise of any right or remedy against the Company and the Servicer pursuant to the Agreement as assigned by the Assignor and as modified herein and (ii) the assignment by the Assignee to U.S. Bank National Association (the “Indenture Trustee”) of such rights and to the enforcement or exercise of any right or remedy by the Indenture Trustee, or the Master Servicer acting pursuant to the Sale and Servicing Agreement (as defined below), against the Company and the Servicer pursuant to this AAR Agreement as assigned by the Assignee. Such enforcement of a right or remedy by the Assignee, the Master Servicer or the Indenture Trustee, as applicable, shall have the same force and effect as if the right or remedy had been enforced or exercised by the Assignor directly.

In addition, each of the Company and the Servicer hereby acknowledges that from and after the date hereof, the Assigned Loans will be subject to the Sale and Servicing Agreement (the “Sale and Servicing Agreement”), dated as of October 29, 2004, by and among the Assignor, the Assignee, the Indenture Trustee, Structured Asset Mortgage Investments II Inc. (“SAMI II”) and Wells Fargo Bank, National Association, as master servicer and securities administrator (the “Master Servicer”). Pursuant to the Sale and Servicing Agreement, the Master Servicer has the right to monitor the Servicer’s performance of its servicing obligations under the Agreement (as modified herein). Such right will include, without limitation, the right to terminate the Servicer under the Agreement (as modified herein), upon the occurrence of an event of default thereunder, the right to receive all remittances required to be made by the Servicer under the Agreement (as modified herein), the right to receive all monthly reports and other data required to be delivered by the Servicer under the Agreement (as modified herein), the right to examine the books and records of the Servicer, indemnification rights, and the right to exercise certain rights of consent and approval relating to actions taken by the Servicer. In connection therewith, the Servicer hereby agrees that all remittances required to be made with respect to the Assigned Loans pursuant to the Agreement, shall be made in accordance with the following wire transfer instructions:

HBMT 2004-2 Master Servicer Collection Account

Bank: Wells Fargo Bank, National Association

ABA Routing Number: 121000248

Account Name: SAS Clearing

Account #3970771416

FFC to: HBMT 2004-2, Account 17123100

and the Servicer shall deliver, or cause to be delivered, all reports required to be delivered under the Agreement to the Assignee and to the Master Servicer at:

Wells Fargo Bank, National Association

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: HBMT 2004-2

It is the intention of Assignor, Company, Servicer and Assignee that this AAR Agreement shall be binding upon and for the benefit of the respective successors and assigns of the parties hereto. None of Company, Servicer or Assignor shall amend or agree to amend, modify, waive, or otherwise alter any of the terms or provisions of the Agreement which amendment, modification, waiver or other alteration would in any way affect the Assigned Loans without the prior written consent of Assignee.

7. The Servicer guarantees the performance by the Company of the Company’s obligations under this AAR Agreement and under the Agreement, including without limitation, the repurchase and substitution obligations of the Company pursuant to Section 3.03 of the Agreement and the indemnification obligations of the Company pursuant to Section 8.01 of the Agreement.

Limitation of Liability

8. It is expressly understood and agreed by the parties hereto that (a) this AAR Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as owner trustee of HomeBanc Mortgage Trust 2004-2 (the “Trust”), in the exercise of the powers and authority conferred and vested in it under the Amended and Restated Trust Agreement, dated as of October 29, 2004, by and among Wilmington Trust Company, SAMI II and the Indenture Trustee (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only the Trust and (c) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this AAR Agreement.

Modification of Agreement

9. The Company, the Servicer and Assignor hereby amend the Agreement by deleting the last sentence in Section 1.01 of the Agreement and replacing it with the following:

Capitalized terms used and not defined herein shall have the meanings assigned thereto in Appendix A to the Indenture, dated as of October 29, 2004,

among HomeBanc Mortgage Trust 2004-2, as issuer, Wells Fargo Bank, National Association and U.S. Bank National Association.

10. The Company, the Servicer and Assignor hereby amend the Agreement by deleting the first sentence of Section 4.15 of the Agreement and replacing it with the following:

With respect to any Mortgage Loan which as of the first day of a calendar quarter is delinquent in payment by 90 days or more or is an REO Property, the Servicer shall have the right to purchase such Mortgage Loan in accordance with the terms and conditions of Section 3.21 of that certain Sale and Servicing Agreement, dated as of July 29, 2004, among Structured Asset Mortgage Investments II, Inc., Wells Fargo Bank, National Association and the Purchaser, or that certain Sale and Servicing Agreement, dated as of October 29, 2004, among Structured Asset Mortgage Investments II, Inc., Wells Fargo Bank, National Association and the Purchaser, as applicable; provided however (i) that such Mortgage Loan is still 90 days or more delinquent or is an REO Property as of the date of such purchase and (ii) this purchase option, if not theretofore exercised, shall terminate on the date prior to the last day of the related calendar quarter.

Miscellaneous

11. All demands, notices and communications related to the Assigned Loans, the Agreement and this AAR Agreement shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered mail, postage prepaid, as follows:

a.	In the case of Company,

HMB Acceptance Corp.

2002 Summit Boulevard, Suite 100

Atlanta, Georgia 30319

Attention: General Counsel

b.	In the case of Servicer,

HomeBanc Corp.

2002 Summit Boulevard, Suite 100

Atlanta, Georgia 30319

Attention: General Counsel

c.	In the case of Assignor,

EMC Mortgage Corporation

Mac Arthur Ridge II

909 Hidden Ridge Drive, Suite 200

Irving, Texas 75038

Attention: Ralene Ruyle

Telecopier No.: (972) 444-2810

with a copy to:

Bear Stearns Mortgage Capital Corporation

383 Madison Avenue

New York, New York 10179

Attention: Ernie Calabrese

Telecopier No.: (212) 272-9529

d.	In the case of Assignee,

Wilmington Trust Company

Rodney Square North

1100 North Market Street

Wilmington, Delaware 19890-0001

Attention:

12. This AAR Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

13. No term or provision of this AAR Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

14. This AAR Agreement shall inure to the benefit of the successors and assigns of the parties hereto. Any entity into which Assignor, Assignee, Servicer or Company may be merged or consolidated shall without the requirement for any further writing, be deemed Assignor, Assignee, Servicer or Company, respectively hereunder. For purposes of this AAR Agreement, any Master Servicer shall be considered a third party beneficiary to this AAR Agreement entitled to all the rights and benefits accruing to any Master Servicer herein as if it were a direct party to this AAR Agreement.

15. This AAR Agreement shall survive the conveyance of the Assigned Loans as contemplated in this AAR Agreement.

16. This AAR Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

17. In the event that any provision of this AAR Agreement conflicts with any provision of the Agreement with respect to the Assigned Loans, the terms of this AAR Agreement shall control.

IN WITNESS WHEREOF, the parties hereto have executed this AAR Agreement as of the day and year first above written.

EMC MORTGAGE CORPORATION Assignor

By:	/s/ Dana Dillard
Name: Title:	Dana Dillard Senior Vice President

HOMEBANC MORTGAGE TRUST 2004-2 By: Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee Assignee

By:	/s/ James P. Lawler
Name: Title:	James P. Lawler Vice President

HMB ACCEPTANCE CORP. Company

By:	/s/ Debra F. Watkins
Name: Title:	Debra F. Watkins Executive Vice President

HOMEBANC CORP. Servicer

By:	/s/ Debra F. Watkins
Name: Title:	Debra F. Watkins Executive Vice President

Acknowledged and Agreed:

WELLS FARGO BANK, NATIONAL ASSOCIATION Master Servicer

By:	/s/ Stacey Taylor
Name: Title:	Stacey Taylor Assistant Vice President

U.S. BANK NATIONAL ASSOCIATION

as Indenture Trustee for the holders of HomeBanc Mortgage Trust 2004-2, Mortgage-Backed

Notes, Series 2004-2

By:	/s/ Vaneta I. Bernard
Name: Title:	Vaneta I. Bernard Vice President

ATTACHMENT l

ASSIGNED LOAN SCHEDULE

(Provided Upon Request)

ATTACHMENT 2

PURCHASE, WARRANTIES AND SERVICING AGREEMENT

(PROVIDED UPON REQUEST)